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Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”) effective as of August 29, 2022 (“Effective Date”) is between CORE SCIENTIFIC, INC. (“Company”) and US Digital Mining and Hosting Co., LLC (“Client”).

WHEREAS, Client desires access to locate its Client Equipment (as defined below) at the Company Facility (as defined below) and receive certain Services (as defined below); and

WHEREAS, Company desires to provide such Services at its Company Facility. The parties agree as follows:

1.
AGREEMENT STRUCTURE

a.
This Agreement provides general terms applicable to Company’s provision of certain services, including, without limitation, colocation, hosting, rack space, security, monitoring, maintenance, utilities, Client Equipment maintenance and repair, facility management, account management, network and data access, technical support, and heat and thermal management services (“Services”) to Client in a data center owned or operated by Company or its affiliates (“Company Facility”) in mutually agreed transactions described in mutually executed ordering documents in the form of Exhibit A attached hereto that reference and are governed by this Agreement (“Orders”). Each Order will be a separate agreement between Company and Client and will be deemed to incorporate the terms of this Agreement by reference. Company may require Customer to provide evidence of creditworthiness or credit support acceptable to Company in its sole discretion as a condition to accepting any Order. In the event of any conflict or inconsistency between the terms of this Agreement and the specific terms of an Order, the specific terms of the Order govern with respect to such Order.

2.
SERVICES AND COMPANY FACILITY

a.
Company will provide Client the Services at a Company Facility set forth in an Order. This Agreement is not intended to and does not constitute a lease of any real or personal property or a grant of any other real property interest. Unless otherwise set forth in an Order, Client Equipment is owned by Client and will not be construed as fixtures or fittings or otherwise attached to a Company Facility. Company retains title to all racking, connectors, fittings, parts and other materials used or provided by Company at a Company Facility to provide Client the Services. Client acknowledges and agrees that access to a Company Facility may be provided only during Company’s ordinary business hours and only upon Company’s prior written consent, which shall be subject in all events to the terms of this Agreement and may be withheld, conditioned, or delayed in Company’s sole discretion. Client will be liable for the actions of all persons accessing Company Facility on its behalf.

b.
Company has the right to review and the sole right to approve any delivery, installation (including, without limitation, the location and position of Client Equipment at the Company Facility), replacement or removal work with respect to Client’s computer hardware or other tangible equipment (“Client Equipment”) at a Company Facility. Client shall be fully responsible for delivering all Client Equipment to Company at a specified Company Facility on or before the applicable scheduled delivery date, each as specified in an Order. Client failure to deliver Client Equipment on or before the applicable scheduled delivery date shall be a breach of this Agreement or Order, as the case may be. Client will be responsible for all risk of loss or damage to Client Equipment at all times until such Client Equipment is accepted by

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Company at a designated Company Facility. Company may, with prior notice to Client, relocate Client’s Equipment between different Company Facilities. Any tax relating to the relocation of the Client’s Equipment from one Company Facility to another Company Facility, will remain the responsibility of the

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Client.

c.
Client Equipment will adhere to Company’s specifications, procedures, rules, and regulations, including, without limitation, equipment labeling and tracking and security practices and policies for the Company Facility, all of which are incorporated herein by this reference. If Company determines in its sole discretion that Client Equipment or related operating software does not conform to its policies or is not suitable for the provision of Services at the Company Facility, Company may suspend installation of Client Equipment and operating software or commencement or provision of the Services until Company approves of the Client Equipment and operating software. Company has no responsibility or liability for any loss or damage to Client Equipment, including without limitation any damage to Client Equipment, failure to adhere to any manufacturer warranty, the voiding of any manufacturer warranty or loss of or inability to collect under any manufacturer warranty, unless directly caused by the gross negligence, bad faith, or willful misconduct of Company.

d.
Client is responsible for costs and expenses regarding the installation, repair, replacement and removal of Client Equipment and tariffs, taxes, shipping costs or other expenses associated with owning, shipping, importing or transporting Client Equipment. Upon any expiration or termination of an applicable Order, Company will provide Client with a written notice, which may be by email (the “Retrieval Notice”), of the date when Client Equipment is ready to be removed from Company Facility, which will be at Client’s sole expense. Such notice will document the condition of Client Equipment being prepared for shipment, any outstanding amounts owed by Client to Company and Client shall have five (5) calendar days from the date set forth in the Retrieval Notice to pay any outstanding amounts owed to Company and remove at Client’s sole cost and expense Client Equipment from Company Facility. Client will hold Company harmless from any damage caused to Client Equipment during such pickup and removal of Client Equipment. The failure or delay by Client to retrieve Client Equipment on or before the date set forth in the Retrieval Notice will constitute abandonment of Client Equipment under the laws of the jurisdiction where the Client Equipment is located, and Company will be entitled to pursue at Client’s sole risk and expense all available remedies, including, without limitation, the actions set forth in Section 4.d, as applicable.

e.
In order to continue to provide the Services, from time-to-time Company may request, and Client shall promptly provide, information regarding Client Equipment, Client’s related operating software, Client’s systems, and other information reasonably necessary in Company’s provision of the Services.

f.
If software and services of a third party are requested by Client in conjunction with the Services

(“Third Party Services”) and identified in an Order, Client acknowledges and agrees that such Third Party Services are the responsibility of the third party, subject to separate terms and conditions between such third party and Client and Company accepts no responsibility for the performance of such Third Party Services or any loss or damage arising from or associated with the provision of such Third Party Services.

g.
If Client receives or accesses any of Company’s software or online services in connection with the Services, Client agrees to maintain the confidentiality of such software or online services and abide by any additional license or use terms provided therewith.

3.
PAYMENT TERMS AND TAXES

a.
Company will invoice Client monthly in advance for all applicable fees for use of Company Facility and provision of Services as set forth in the applicable Order. Client will pay all invoiced amounts in US dollars within ten (10) calendar days of the date of the invoice. All payments must be (i) in US dollars into an ACH account number as set forth in the applicable Order; or (ii) to another account or form of payment directed by Company. Interest shall be charged on past due amounts at the lesser of (A) one and a half percent (1.5%) per month; or (B) the highest rate permitted by applicable law.

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b.
Client may, in good faith, dispute any invoice or any part thereof (a “Disputed Amount”) by submitting a written notice of such dispute along with reasonable supporting documentation within three (3) calendar days of the date of the initial invoice on which the Disputed Amount appears, failing which Client waives all rights to dispute such Disputed Amount and to file any claim. Company will review the Disputed Amount after its receipt of the relevant notice and if Company determines that Client was billed in error, a credit for the amount invoiced incorrectly will be made to the next invoice. If Company determines that the amount was invoiced correctly, Client will pay the amount by the due date of the next invoice. For clarity, Client shall promptly pay all undisputed amounts.

c.
All amounts payable to Company under this Agreement exclude applicable taxes. Sales tax on equipment will be billed to the Client, collected by the Company and remitted to the appropriate state tax authority as required, unless Client presents the Company with a valid sales tax exemption certificate. Client is responsible for (i) taxes related to its activities and the ownership and operation of Client Equipment; and

(ii) taxes imposed, levied or assessed thereon by any governmental or other authorities. If Client is required to make any deduction, withholding or payment for taxes in any jurisdiction on amounts payable to Company, such amounts will be increased such that after making such deduction, Company receives an amount equal to what it would have received if such deduction, withholding or payment had not been made.

4.
TERM, TERMINATION, MODIFICATION AND SUSPENSION

a.
This Agreement commences on the Effective Date and continues until terminated as permitted by this Agreement. Each Order commences on the effective date set forth in the Order, has the initial term

(“Initial Term”) set forth in the Order, and thereafter automatically renews for the additional periods set forth in the Order, or if no renewal period is set forth then one (1) year periods, (each, a “Renewal term” and collectively, the “Term”) unless Company or Client notifies the other in writing not less than ninety (90) calendar days before such renewal of its desire for the order not to renew.

b.
Either party may terminate an Order upon written notice to the other party and take such other action identified in Section 4.d below if the other party materially breaches such Order or this Agreement and fails to cure such breach within thirty (30) calendar days (5 days in the case of failure to pay an Unpaid Balance (as defined below) or 2 days in the case of failure to pay an Unpaid Balance two or more times during any twelve-month period). If the breach (other than Client failure to pay amounts when due or Client failure to deliver Client Equipment) cannot be cured within thirty (30) calendar days, the breaching party shall be given a reasonable period of time, but not to exceed sixty (60) calendar days after receipt of the notice, to cure the breach, provided that the breaching party acts promptly and diligently to cure such breach.

c.
Company may terminate an Order in its sole discretion upon three (3) months written notice to Client in the event of any of the following: (i) Company closing the Company Facility where Client’s Equipment is hosted, (ii) Client’s Equipment not meeting current industry standards, obsolete or aging equipment or Equipment of a type or condition that it is no longer profitable for Company to host, and (iii) an increase of more than ten percent (10%) during the Term in the direct costs incurred by Company to provide the Service to Client, including but not limited to construction and infrastructure costs, labor costs, taxes and tariffs and the cost of energy and utilities, including the cost of energy offsets, credits and renewable energy certificates. Either party may terminate this Agreement upon written notice to the other party if there have been no Orders in effect for twelve (12) consecutive months.

d.
In addition to the remedy set forth in Section 4.b above if Client fails to pay all invoiced amounts when due (an “Unpaid Balance”), or otherwise fails to perform any of its obligations under this Agreement after opportunity to cure as provided in Section 4.b above Company may, in its sole discretion, take certain actions including, without limitation, the following actions, at Client’s sole risk and expense:

(i)
suspend the provision of the Services;

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(ii)
disconnect Client Equipment and store it;
(iii)
declare all amounts due under the applicable Order through the balance of the Term to be immediately due and payable;
(iv)
operate Client Equipment for cryptocurrency mining and other activities at Company’s sole discretion and direct all resulting proceeds to Company’s own account until Company has recovered all amounts due, including, without limitation, any reinstatement, disconnection or storage fees or costs;
(v)
terminate this Agreement and all Orders; and
(vi)
exercise all other rights under this Agreement, at law, in equity or otherwise.

Unless Company has terminated this Agreement, Company will reverse the suspension of the provision of the Company Facility and Services and disconnection of Client Equipment as soon as reasonably practical after it is satisfied Client has cured the acts or omissions giving rise to the suspension and disconnection. In connection with the foregoing, Company may charge a reinstatement fee. Thereafter, Company may, at its sole discretion, require an additional advance payment equal to the amount of one billing invoice.

e.
Notwithstanding anything in this Agreement to the contrary, Company may suspend its provision of all or a portion of the Services and disconnect all or a portion of Client Equipment immediately if Company determines in its sole discretion that: Client’s use of the Services or Client Equipment (i) may adversely impact or pose a security risk to Company’s operation or maintenance of the Company Facility or Company’s other clients; (ii) may subject Company to liability; or (iii) is not in compliance with this

Agreement or Company’s policies, which would include by way of illustration and without limitation, is obsolete, damaged, or requires more than normal effort on the part of Company to operate or is unprofitable for the Company to operate. Company will use commercially reasonable efforts to notify Client, which may be via email or telephone, of such suspension or disconnection. Company will use commercially reasonable efforts to reverse such suspension or disconnection as soon as reasonably practical after it is satisfied that Client has cured the acts or omissions giving rise to such suspension and disconnection. In connection with the foregoing, Company may charge a reinstatement fee as set forth in the applicable Order. Further, Company may terminate this Agreement and all Orders if such suspension or disconnection continues for at least two (2) calendar days or occurs more than three (3) times in any twelve (12) month period. For clarity, during the period of suspension or disconnection, Client remains responsible for all fees and charges Client incurs during such period. Further, after the Effective Date, if Company determines in its sole and absolute discretion that as a result of any change in, or interpretation, introduction or administration of, any laws, regulations, statutes, treaties, rules, guidelines, ordinances, codes or the like, or any proposed or anticipated changes in, or interpretations, introduction or administration of the foregoing (a “Change in Law”), has resulted in an increase in Company’s cost of compliance with such Change in Law then Company may, in its commercially reasonable discretion, take certain actions, including, without limitation, the following actions, at Client’s sole risk and expense: (i) terminate this Agreement, any or all Orders; and/or (ii) modify the Services as may be necessary to account for such Change in Law. Company will use commercially reasonable efforts to notify Client of such Company actions and the effective date of such actions.

f.
Further, and notwithstanding the Change in Law related costs above, after the Effective Date, if there are any increases, changes in, or introduction or administration of, any new taxes, levies, tariffs or governmental fees and charges with respect to the provision of Services, or increases or changes in utility costs for one or more Company Facilities where Client’s Equipment is hosted, Company may, in its sole and absolute discretion, pass through all such amounts to Client (“Increased Costs”) and Client shall pay all Increased Costs in accordance with the payment and invoicing procedures as set forth in this Agreement.

g.
Company shall not be liable for any Client loss or damage whatsoever as a result of the exercise of its rights under this Agreement. Upon termination of this Agreement or an Order by Company, Company is entitled to recover from Client all loss or damages incurred by Company as a result of such termination

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(excluding terminations under Section 4.c), outstanding fees, costs, charges, assessments, reimbursements, and expenses (including, without limitation, costs of collection and reasonable attorneys’ fees).

h.
In addition to Section 4.f, the Company may terminate or suspend all or a portion of the Services if necessary to be in compliance with applicable law, rules, regulations, administrative or judicial orders or decree. Company may from time to time, in its reasonable discretion, suspend the operation of, or otherwise reduce the power consumed by, Client’s Equipment due to increases in utility costs, fees and charges, maintenance, curtailment requests, unusually high utility demand, or environmental conditions. Company will use commercially reasonable efforts to notify Client, which may be via email or telephone, of such termination, suspension, or power reduction. Client agrees that the Company shall have no liability whatsoever to Client for any damage, loss, expense or cost as a result of such termination, suspension, curtailment, or power reduction.

5.
WARRANTIES, LIMITATION OF LIABILITY, INDEMNITY

a.
Each party represents, warrants, and covenants that it has full legal capacity, right, power and authority to execute and perform its obligations under this Agreement. Company represents, warrants, and covenants that it will provide Company Facility and perform the Services in a professional and workmanlike manner. Client represents, warrants, and covenants (i) Client owns and has good title to Client Equipment, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance or has interest in Client Equipment as part of a financing or other arrangement disclosed and approved by Company; (ii) Client Equipment has no defects, is in good condition and is adequate for the purpose it will be used, and is not in need of maintenance or repair except for ordinary, routine maintenance and repairs that are not material in nature or cost (and as to which Client agrees to reimburse Company); (iii) Client Equipment has not experienced any failure or outage and has not been modified in any way from its original manufactured condition; (iv) Client Equipment is in a condition suitable for continued optimal cryptocurrency mining operations, including, without limitation, in the same manner as conducted prior to the Effective Date; (v) Client Equipment has been operated at all times indoors in an appropriate temperature-controlled environment and consistent with the manufacturer’s recommended temperatures and operating conditions; (vi) Client Equipment has always been transported and/or handled in a protected manner normally expected when transporting and/or handling sensitive computer hardware; (vii) Client will use the Services only for lawful purposes, and Client will not transmit, retransmit or store material with or in Client Equipment or with or in Company Facility in violation of any federal or state law or regulations or local code, rule, regulation or ordinance; and (viii) Client will comply with applicable laws and regulations in connection with this Agreement. Without limiting the foregoing, Client further represents, warrants, and covenants neither Client, any officer, director, employee, partner, controlling shareholder, affiliated entity nor anyone acting on Client’s behalf (A) has used or disclosed or will use or disclose non-public information obtained from Company, (B) has violated or will violate applicable anti-bribery or anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, (C) has violated or will violate applicable anti-money laundering statutes, or (D) is a Denied Party or subject to any U.S. sanction imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

b.
EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, COMPANY DOES NOT MAKE AND HEREBY DISCLAIMS ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, EXPRESS, IMPLIED AND STATUTORY WARRANTIES THAT COMPANY FACILITY OR SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE, AND THE IMPLIED WARRANTIES OF MERCHANTABILITY OR SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF ANY THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS. ALL COMPANY FACILITY AND SERVICES ARE PROVIDED OR PERFORMED ON AN “AS IS”, “AS AVAILABLE” BASIS, AND CLIENT’S USE OF THE COMPANY FACILITY AND SERVICES IS SOLELY AT ITS OWN RISK. CLIENT ACKNOWLEDGES AND AGREES THAT COMPANY DOES NOT AND CANNOT CONTROL THE FLOW OF DATA OR

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POWER TO OR FROM COMPANY’S NETWORK AND/OR THE INTERNET OR POWER GRID, WHICH ARE PROVIDED OR CONTROLLED BY THIRD PARTIES, AND THAT ACTIONS OR INACTIONS OF THIRD PARTIES CAN IMPAIR OR DISRUPT COMPANY’S CONNECTIONS TO THE INTERNET OR POWER GRID (OR PORTIONS THEREOF) INCLUDING, WITHOUT LIMITATION, INTERRUPTIONS IN SERVICE CAUSED BY GOVERNMENT REGULATIONS OR ORDERS, SYSTEM CAPACITY LIMITATIONS OR LIMITATIONS IMPOSED BY, OR FAILURES OF, AN UNDERLYING COMMUNICATIONS CARRIER. COMPANY WILL ENDEAVOR TO TAKE ACTIONS IT DEEMS APPROPRIATE IN ITS SOLE DISCRETION TO REMEDY AND AVOID SUCH EVENTS. HOWEVER, COMPANY CANNOT AND DOES NOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR, AND COMPANY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS. COMPANY HEREBY DISCLAIMS ALL RESPONSIBILITY FOR THE ACTS OR OMISSIONS BY COMPANY’S OTHER CUSTOMERS AND CLIENTS AND OTHER THIRD PARTIES.

c.
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT WILL COMPANY BE LIABLE FOR (I) LOST PROFITS; (II) LOSS OF BUSINESS; (III) LOSS OF REVENUES; (IV) LOSS, INTERRUPTION OR USE OF DATA OR LOSS OF USE OF CLIENT EQUIPMENT; (V) ANY CONSEQUENTIAL OR INDIRECT DAMAGES; OR (VI) COST OF COVER, ANY INCIDENTAL, SPECIAL, RELIANCE, EXEMPLARY OR PUNITIVE DAMAGES (IF APPLICABLE), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

d.
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, COMPANY’S TOTAL LIABILITY TO CLIENT IN THE AGGREGATE FOR THE ENTIRE TERM (REGARDLESS OF WHETHER THE CLAIMS ARE BROUGHT DURING OR AFTER THE TERM) WITH RESPECT TO ALL CLAIMS ARISING FROM OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES) WILL NOT EXCEED AN AMOUNT EQUAL TO ONE (1) MONTHS FEE PAYABLE TO COMPANY PURSUANT TO THE APPLICABLE ORDER.

e.
Intentionally left blank.

f.
Client hereby waives the right to bring any claim against Company arising out of or in any way relating to an Order more than one (1) year after the date such Order expires or is terminated. Each party recognizes and agrees that the warranty disclaimers, limitations of liability and remedy limitations in this Agreement are materially bargained for by the parties.

g.
Client acknowledges that cryptocurrency price movement, cryptocurrency difficulty, and legal and regulatory risks could have a material adverse impact on cryptocurrencies, cryptocurrency mining, Client Equipment, Services, and this Agreement. Client assumes responsibility for all such risks, and Company disclaims all types of liabilities or loss of funds that may arise as a result.

h.
Client shall indemnify, defend and hold harmless Company and its affiliates, stockholders, directors, officers, employees, subcontractors and invitees from and against any losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from or relating to (i) death, personal injury, bodily injury or property damage caused by Client or Client’s customers or clients or Client Equipment; (ii) breach of Client’s representations, warranties, or covenants in this Agreement or in an Order or Sections 2 or 6; (iii) fraud, bad faith, negligence or willful or reckless conduct of or by Client or Client’s customers or clients; (iv) Client’s or Client’s customers’ or clients’ use of the Company Facility, Services, or

Client Equipment; (v) any claim whatsoever by Client’s customers or clients, or any third party related to the Services or Client Equipment; (vi) any change in, or interpretation or administration of, any laws, regulations, statutes, treaties, rules, guidelines, ordinances, codes or the like, or any proposed or anticipated changes in, or interpretations or administration of the foregoing, (vii) Client’s installation or use of any non-

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standard software, firmware, or settings in connection with the Client Equipment; or (viii) any claims of intellectual property infringement based on Client’s Equipment.

6.
CONFIDENTIAL INFORMATION

a.
Each party acknowledges that it and its employees or agents may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information which is proprietary to or confidential to the other party, including, without limitation, business plans, strategies, forecasts and projections and information about business structures, operations, systems, finances, assets, investments, investment strategies, software and other technology systems, and personnel, customers and suppliers

(collectively, “Confidential Information”). Company’s Confidential Information also includes the design, address and location of the Company Facilities (which is deemed to be not publicly known), the Services provided, equipment used at the Company Facilities, the configuration of cables, networks and services at the Company Facilities and the terms of this Agreement. Neither party may use or copy any Confidential Information except to the limited extent necessary to perform its obligations under this Agreement and will not disclose any Confidential Information to any person or entity other than to its employees who have a need to know the Confidential Information or as otherwise expressly permitted by this Agreement. Each party shall use the same measures that it uses to protect its own most confidential and proprietary information to protect the Confidential Information from use or disclosure in violation of this Agreement, but in no event less than commercially reasonable measures.

b.
The restrictions on use of Confidential Information do not apply to information if it (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party. For the avoidance of doubt, the mere placement of materials or equipment containing information at a Company Facility does not constitute disclosure of such information to Company.

c.
Upon termination or expiration of this Agreement, or at any other time at the request of the other party, each party shall return to the other party, or destroy and delete, as applicable, all Confidential Information and any copies thereof in its possession or control.

d.
Neither party may use the other party’s trademarks, service marks, trade names, copyrights, other intellectual property rights or other designations in any promotion, publication or press release without the prior written consent of the other party in each case, which consent may be given in an Order.

e.
Notwithstanding any contrary provisions in this Agreement, if Client requests or suggests changes to Company’s products or services, absent a separate custom development agreement Client grants Company the right to freely incorporate such changes or suggestions into Company’s products and services without restriction.

7.
INSURANCE

a.
Client agrees to maintain the following insurance, at its expense, during the Term, with insurers having a minimum AM Best rating of A- VII or S&P rating of A: (i) Commercial General Liability or Public Liability Insurance with a limit of US $2,000,000 per occurrence, US $4,000,000 in the aggregate (or the local currency equivalent), provided these limits may be achieved through a combination of primary and excess policies and such insurance will include coverage for bodily injury and property damage.

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b.
Client will furnish Company with certificates of insurance upon request that evidence the minimum levels of insurance set forth herein, list Company as an additional insured or interested party on the Commercial General Liability or Public Liability Insurance and designate that Client’s insurance is primary and non-contributory. Client will provide at least thirty (30) days’ prior written notice to Company of any non-renewal or cancellation of the policies referenced above.

8.
MISCELLANEOUS

a.
Notice. Except where expressly provided in this Agreement or an Order, all notices, consents, or approvals required by this Agreement will only be in writing and sent by overnight courier, certified or registered mail, overnight delivery requiring a signature upon receipt, or delivery by hand to the parties at the respective addresses set forth on the first page of this Agreement. Notice is effective when received.

b.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes and replaces all prior or contemporaneous discussions, negotiations, proposals, understandings and agreements, written or oral, as well as any industry custom. Each party acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty other than as expressly set out in this Agreement. This Agreement may be executed in two (2) or more counterparts (and the signature pages may be delivered with ink or electronic signature or by e-mail), each will be deemed an original, but all together will constitute one and the same instrument. Except where otherwise expressly provided in this Agreement, this Agreement may be amended only by the written agreement of both parties.

c.
Survival. Any provision of this Agreement, which, by its nature, would survive termination or expiration of this Agreement will survive any such termination or expiration, including, without limitation, those provisions concerning confidentiality, indemnification and limitation of liability.

d.
Subcontracting and Assignment. Company may permit any affiliate, independent contractor or other third party to perform any of Company’s obligations hereunder provided that Company remains primarily liable for the performance of its obligations. Company may assign, delegate, or transfer this Agreement or any of its rights and obligations hereunder without notice to or prior written consent of Client. Client may not assign, delegate or transfer this Agreement or any of its rights and obligations hereunder without the prior written consent of Company. Any assignment or transfer in violation of this Agreement is void. This Agreement will be binding upon and inure to the benefit of all permitted successors and assigns. Nothing in this Agreement is intended to or will confer upon any third party any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

e.
Force Majeure. Neither party will be responsible or in any way liable to the other party (except for Client’s obligation to pay amounts owed under this Agreement which shall not in any way be affected by a Force Majeure Event), and neither party will have any termination or other rights, arising out of or relating to a Force Majeure Event. A “Force Majeure Event” is a failure by the other party to perform any of its obligations under this Agreement if such failure is caused by events or circumstances beyond its reasonable control, including, without limitation, acts of God, war, labor strike, terrorist act, fire, flood, earthquake, landslide, hurricane, typhoon, tsunami, volcanic eruption, inclement weather, health epidemic or any law, order, regulation or other action of any governing authority or agency.

f.
Governing Law and Arbitration. This Agreement and all claims arising out of or related to this Agreement are governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including,

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without limitation, the determination of the scope or applicability of this Agreement to arbitrate, shall be determined exclusively by arbitration in Travis County, Texas before three (3) arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. Any award, order or judgment pursuant to arbitration (“Award”) is final and may be entered and enforced in any court of competent jurisdiction, and each party shall submit to any court of competent jurisdiction for purposes of the enforcement of any Award. The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including, without limitation, the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

g.
General. The rights and remedies provided for herein are cumulative and not exclusive of any rights or remedies that a party would otherwise have. The parties are independent contractors, and this Agreement does not establish any relationship of partnership, joint venture, employment, franchise or agency between them. Neither party may bind the other or incur obligations on the other’s behalf without the other’s prior written consent. There are no third-party beneficiaries to this Agreement. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

[Signature page follows]

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Core Scientific, Inc.	US Digital Mining and Hosting Co., LLC
By:	By:
Name: Kyle Buckett Title: Authorized Representative 9/6/2022 Date:	Name: Richard Russell Title: CFO Date: 9/1/2022

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MASTER SERVICES AGREEMENT ORDER #1

This Order, including the terms and conditions hereunder, incorporates by reference the terms of the Master Services Agreement dated as of August 29, 2022 (the “Agreement”) between Company and Client (as defined below). If any terms of this Order conflict with the terms of the Agreement, the terms of this Order shall govern with respect to this Order. Capitalized terms used but not defined in this Order shall have the meanings ascribed in the Agreement.

Estimated Commencement Date: *Or the actual date of deployment of Units	Estimated Deployment Month	Estimated Delivery Date	Quantity & Type of Units (the “Units”)	Assumed power consumption per Unit (KWh)	Hosting- Services Rate (KWh):
12/15/2022	DEC 2022	12/15/2022	1,200 Antminer S19J Pro 100TH	3.000	$***

Facility:	Company Facility as determined by Company. Client’s Units will not be located in a Facility in Texas or Georgia.
Hosting-Services Rate:

Rate above is subject to any increases, changes in, or introduction or administration of, any new taxes or changes in existing tax rates, levies, tariffs or governmental fees and charges with respect to the provision of Services, or increases or changes in utility costs or energy for one or more Company Facilities where Client’s Equipment is hosted, Company may, in its sole and absolute discretion, pass through all such amounts to Client (“Increased Costs”)

Payments Due Prior to Installation:

Payment Due Date	Order #	Payment Total (USD)	Payment Breakdown
09/15/2022	1	$941,592.00
•
a 4-month prepayment for hosting services which will be credited ratably against the last four monthly invoices for hosting services as they become due.
•
a 4-month prepayment for the Monthly Maintenance Package selected below which will be credited ratably against the last four monthly invoices for hosting services as they become due.
•
a one-time Equipment Deployment Fee

Maintenance Packages:
Monthly Maintenance Package – New Equipment: ☒ Check if selected	$***/Unit payable monthly • Includes all parts and labor to return Units to hashing state • Only applicable for new Units in original packaging
Monthly Maintenance Package – Seasoned Equipment: ☐ Check if selected	$***/Unit payable monthly • Includes replacement of fans • Includes labor related to the following parts: fans, PSU, chips, and control boards

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• Only applicable for live hashing units purchased or used (seasoned) units transferring into our facilities

Fees:
Equipment Deployment Fee: $45/Unit, a one-time fee payable as provided above. Equipment Configuration Fee: waived Essential Infrastructure Fee: waived

Fees payable pursuant to Section 4 in connection with Service Termination/Suspension

Equipment Disconnection & Removal fee: waived Equipment Storage Fee: $10/Unit payable monthly Equipment Redeployment fee: waived

Equipment Disposal & Recycle fee: $25/Unit decommissioned or disposed of during the term

Order Term. Subject to acceptance by Company, the term of this Order shall commence on the date one or more Units pursuant to an order are racked and hashing (the “Commencement Date”) and continue until the second anniversary of the Commencement Date(s) (the “Term”), unless sooner terminated (i) by Company, as provided below, (ii) by mutual agreement of the parties, or (iii) pursuant to Section 4 of the Agreement.

Fees. Client shall pay the fees provided for in this Order. The Fees for Services will be determined initially by reference to the assumed power consumption per Unit of each deployed Unit, multiplied by the Hosting-Services Rate (each as set forth above in this Order) subject to adjustment in accordance with Section 4 of the Agreement. Subsequent invoices will contain any additional charges incurred by Client and adjustments resulting from any differences between the Fees for Services invoiced in the preceding month and the Fee for Services based on Company’s determination of power utilized by Client during that month, as well as any adjustments to Company’s estimate of power to be utilized by Client in the upcoming month. Fees for Services for each month shall be paid in advance, in accordance with Section 3 of the Agreement.

Suspension Request. Client may suspend Company Services for any 1-month period except the last 4 months of the Term. Client may, with seven (7) days prior written notice, request that Company suspend service, and upon the approval of Company, which approval shall be at the sole discretion of Company, Company will suspend the service to the Units. Client will still be responsible for the Fees related to the selected Maintenance Package selected above and any Fees for Services, including utility charges actually utilized by Client during such 1-month period

Maintenance Packages. If a maintenance package is selected above, Client shall pay the maintenance package fees provided for in this Order. Client cannot terminate any maintenance package during the Term of the Order. Company may transfer Client’s Units to the Seasoned Maintenance Package based on age or condition of Units.

Estimated Delivery Date: Client to notify Company as soon as reasonably possible in advance if Units will not be delivered by this date. Company may terminate this Order if substantially all the Units are not delivered within 60 days of the Estimated Delivery Date.

Non-standard Code/Settings. Client shall indemnify, defend and hold harmless Company and its affiliates, stockholders, directors, officers, employees, subcontractors and invitees from and against any losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees)

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arising from or relating to Client’s installation or use of any non-standard software, firmware, or settings in connection with the Client Equipment.

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Purchase/Delivery/Installation Schedule for Units: The Client shall bear any, and all costs and expenses associated with shipping, importing, and transporting the Units to the Facility as provided above.

Client agrees and confirms that:

(i)
It has clean title to the Client Equipment and has not entered into any agreement that would interfere with Company’s exercise of its remedies under section 4.d of the Agreement.
(ii)
Neither Client nor Client’s customers will use the Services for any illegal activity; and
(iii)
Neither Client nor its customers are subject to any sanctions imposed by the Office of Foreign Asset control of the U.S. Department of the Treasury.

**Client agrees to replace sold, damaged and other inoperable Units within 60 days to maintain the aggregate number of Units subject to this Order. Additional equipment may be added to this Order at the Hosted Services Rate provided upon the mutual agreement of Company and Client.

By: By:

US Digital Mining and Hosting Co., LLC “Client” /s/ Richard Russell Name: Title: CFO 9/1/2022 Date:	Core Scientific, Inc., “Company” /s/ Kyle Buckett Name: Title: EVP, Corp Ops Date: _9/6/2022

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